Table of Contents

Filed pursuant to Rule 424(b)(5)

Registration No. 333-240289

Prospectus Supplement
(To Prospectus dated September 30, 2020)

SPI ENERGY CO., LTD.

3,495,000 Ordinary Shares

And

Warrants to Purchase up to 3,495,000 Ordinary Shares

 We are offering to certain institutional investors, pursuant to this prospectus supplement and the accompanying base prospectus, up to an aggregate of 3,495,000 of our ordinary shares, par value $0.0001 per share, together with warrants, exercisable for a period of five years from the closing date, to purchase an aggregate of 3,495,000 ordinary shares, at an exercise price $10.50 per share. The purchase price for each ordinary share and each accompanying warrant is $10.02. The ordinary shares and the warrants will be issued separately but will be purchased together in the offering. This prospectus supplement also relates to the offering of ordinary shares upon any exercise of the warrants issued in this offering.

Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol “SPI.” On December 2, 2020, the closing sale price of our ordinary shares was $10.10 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $139,050,225 based on 18,736,189 outstanding ordinary shares, of which 13,767,349 shares are held by non-affiliates, and a per share price of $10.1, which was the last reported price on The NASDAQ Global Select Market of our ordinary shares on December 2, 2020. We have offered approximately $51.0 million of securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12-month period that ends on and includes the date of this prospectus supplement.

Investing in our common stock involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page S-5 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

We have engaged Maxim Group LLC, Roth Capital Partners, LLC, and Kingswood Capital Markets, division of Benchmark Investments, Inc. to act as our exclusive placement agents in connection with this offering to use their reasonable best efforts to place the ordinary shares offered by this prospectus supplement. We have agreed to pay the placement agents the fees set forth in the table below.

	Per Share	Total
Offering Price	$10.02	$35,019,900.00
Placement Agents’ Fees (1)	$0.7014	2,451,393.00
Proceeds, before expenses, to us	$9.3186	32,568,507.00

____________________

(1)	In addition, we have agreed to reimburse the placement agents for certain offering-related expenses up to an aggregate of $50,000 and certain rights for 12 months from the closing to act as placement agents in subsequent offerings. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the ordinary shares and warrants being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about December 7, 2020, subject to customary closing conditions.

Co-Placement Agents

MAXIM GROUP LLC	ROTH CAPITAL PARTNERS	KINGSWOOD CAPITAL MARKETS division of Benchmark Investments, Inc.

The date of this prospectus supplement is December 3, 2020

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of ordinary shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

On August 3, 2020, we filed with the SEC a registration statement on Form F-3, as amended on September 28, 2020 (File No. 333-240289) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on September 30, 2020. Under this shelf registration process, we may, from time to time, sell up to $100 million in the aggregate of ordinary shares, shares of preferred stock, debt securities, warrants, subscription rights and units, of which approximately $12 million will remain available for sale following the offering and as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Current Report on Form 6-K into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “SPI,” the “Company,” “we,” “us” and “our” or similar terms refer to refer to SPI Energy Co., Ltd., a Cayman Islands holding company, and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company became the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time.

S-1

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under “Item 3, Key Information—D. Risk Factors” incorporated by reference in this prospectus supplement and those discussed in “Item 5, Operating and Financial Review and Prospects,” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents we have filed with the SEC that are incorporated herein by reference, which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 20-F and 6-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

Unless otherwise stated in this prospectus supplement,

“we,” “us,” “our Company,” “our,” “SPI” or “SPI Energy” refer to SPI Energy Co., Ltd., a Cayman Islands holding company, and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company became the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time;

“2017,” “2018” and “2019” refer to our fiscal years ended December 31, 2017, 2018 and 2019, respectively;

“ADSs” refers to the American depositary shares, each representing ten ordinary shares, which were listed on the NASDAQ Global Select Market under the symbol of “SPI” between January 19, 2016 and September 18, 2017;

“BT model” refers to our build-and-transfer model;

“EPC” refers to engineering, procurement and construction services;

“EUR” or “Euro” refers to the legal currency of the countries comprising the euro area;

“IPP model” refers to our independent power producer model;

“PV” refers to photovoltaic;

“Redomicile Merger” refers to the redomicile of Solar Power, Inc. to the Cayman Islands through a merger with and into a wholly-owned subsidiary of SPI Energy Co., Ltd., which was completed on January 4, 2016;

“Shares” or “ordinary shares” refers to our ordinary shares, par value $0.0001 per share;

“SPI California” refers to Solar Power, Inc., a company incorporated under the laws of California;

S-2

“U.K.” refers to the United Kingdom;

“U.S.” refers to the United States of America;

“U.S. dollar” or “$” refers to the legal currency of the United States of America; and

“watt” or “W” refers to the measurement of total electrical power, where “kilowatt” or “kW” means one thousand watts, “megawatt” or “MW” means one million watts and “gigawatt” or “GW” means one billion watts.

OUR COMPANY

Overview

We are a global provider of PV solutions for business, residential, government and utility customers and investors. We provide a full spectrum of EPC services to third party project developers, as well as develop, own and operate solar projects that sell electricity to the grid in multiple countries, including the U.S., the U.K., Greece, Japan and Italy. Prior to 2014, we were primarily engaged in providing EPC services to developers in the U.S. We were also engaged in the development, manufacture and marketing of a variety of PV modules, the key components of solar parks that convert sunlight into electricity, and balance-of-system components, including our in-house brand. We have discontinued our manufacturing business and liquidated our research and development function. Beginning in 2014, we expanded our global project development business by ramping up our portfolio of global solar projects, including projects that we plan to hold in the long term and derive electricity generation revenue from our independent power producer model, or IPP model, and projects that we plan to sell in the future when we are presented with attractive opportunities under our build-and-transfer model, or BT model. We grow our project portfolio primarily through acquisitions and act as a secondary developer for the projects which are under construction or in pipeline upon acquisition. Solar projects in our current portfolio include projects at all stages of development, including projects in operation, projects under construction and projects in pipeline.

For our EPC service business, the scope of our work encompasses engineering design procurement of technical components from PV module and panel manufacturers and contracting of construction and installation, which reaches both upstream and downstream along the spectrum of the solar business value chain. Our rigorous design and supply chain management as well as construction quality control enable us to design, build and deliver world-class solar system configurations with components that can work optimally together.

For our global project development business, as of June 29, 2020, we had completed a series of acquisitions of solar projects that were in operation, consisting of (i) 26.6 MW of projects in Greece, acquired in December 2014 for a total consideration of $79.330 million including the rights to be awarded up to 360MW EPC contracts, (ii) 4.3 MW of projects in Italy, acquired in February 2015 for a total consideration of $11.8 million, (iii) 1.082 MW, 1.988 MW and 4.4MW of projects in Greece, acquired in December 2017, March 2019 and November 2019 respectively, for a total consideration of EUR 12.88 million ($14.46 million), (iv) 0.2744 MW of projects in Japan, acquired in July 2017 for a total consideration of JPY 110 million ($ 0.98 million) and (v) a total of 15.77 MW DC of projects in the state of Oregon, US, acquired in August, September 2019 and April 2020 respectively for a total consideration of $1.3 million.

From January 2019 to December 31, 2019, we sold 1 solar project in Japan (1.99MW) to a third party for consideration of $9.56 million, which has been recognized as revenue accordingly. On September 26, 2019, we sold Sun Roof II comprised of three rooftop solar projects totaling 1.83 MW, and Sun Roof V with1 MW rooftop solar project in Italy for consideration of EUR4.3 million. On March 16, 2020, we sold Sun Roof I, a 479 kWp rooftop solar project located in Italy for consideration of EUR1.1 million before transaction fees. After the sale of Sun Roof II, Sun Roof V and Sun Roof I, the Company currently owns only 1 PV asset with a capacity of 0.993 MW in Italy.

As of the date of this prospectus supplement, we are constructing an aggregate of 19.636 MW of projects in the U.S. under our BT model. We anticipate that the U.S. project will be connected to the grid in the first half of 2022.

We had 10.24MW of projects in announced pipeline as of June 29, 2020. We expect to complete the acquisition of, or commence permitting processes for, our projects in announced pipeline as soon as practicable. We believe these new additions, combined with our existing project portfolio, demonstrate our broad geographic reach and established presence across key solar markets and mitigate country-specific risks.

S-3

Crypto Mining Hosting

In early 2018, we launched www.umining.io, a turnkey solution offering global crypto-mining hosting, training, sales, and repair services. As of December 31, 2019, we had 2 pilot mining sites in Canada and the U.S. We discontinued the efforts to increase our mining capacity due to the COVID-19 pandemic.

Hemp and CBD Business

In September 2019, we launched our newly established hemp and CBD business. We have executed a management services agreement with the Native American Agricultural Company (“NAAC”) to cultivate hemp in the Navajo Nation; and obtained licenses from the Navajo Nation to engage in lab testing, cultivation, processing, wholesale distribution, and retail sales of hemp. In January 2020, we completed the installation of our cannabidiol extraction and milling equipment at an approximately 25,000-sqft facility in Orange Cove, Fresno County in California. The newly installed CBD processing equipment is designed to enable the production of Hemp dry flower and Pre-roll, CBD crude oil, distillate, and isolate, serving the growers in California. The pre-production test runs of its CBD crude oil extraction and Hemp try flower and Pre-roll production process and quality control review have been completed. The Company has temporarily ceased operations of this business because of the COVID-19 pandemic.

Business of Alfalfa and Other Related Agriculture Products

In May 2019, we announced our intention to explore agriculture business for production, sales or marketing of alfalfa and other related agriculture products in Arizona. Knight Holding Corporation, our subsidiary, is focused on becoming one of the largest global providers of alfalfa hay and other forage types. With China’s increasing demand for American alfalfa hay, we have recognized the importance of exporting to the Asia market. Committing ourselves to successfully becoming a major supplier of alfalfa, we have established a processing facility in Tonopah, Arizona. Our alfalfa pressing facility sits in the center of the Harquahala Valley, located in Western Maricopa County, Arizona.

Recent Developments

On November 12, 2020, the Company closed the acquisition of Phoenix Cars LLC and Phoenix Motorcars Leasing LLC (together, “Phoenix”), an electric drivetrain manufacturer for medium-duty commercial vehicles and final stage manufacturer that integrates its drivetrains into these vehicles. The acquisition consideration consisted of $11.5 million in Ordinary Shares, valued at $10.02 per share, a cash investment of $1 million, a commitment to invest another $4.5 million, and adoption of an employee incentive plan.

Corporate Information

The Company was incorporated in the Cayman Islands on May 4, 2015 for the sole purpose of effectuating the redomicile of the Company’s predecessor, Solar Power, Inc., a California corporation (“SPI California”). The redomicile was approved by the shareholders of SPI California on May 11, 2015, pursuant to which one share of common stock of SPI California held by the shareholders was converted into one SPI Energy’s ordinary share. On January 4, 2016, SPI California completed the redomicile, whereby SPI California merged with and into a wholly-owned subsidiary of the Company and the holders of SPI California’s common stock received ADS representing ordinary shares of the Company. Between January 19, 2016 and September 18, 2017, our ADSs were listed on the NASDAQ Global Select Market under the symbol of “SPI”. The Bank of New York Mellon, the depositary bank for the ADS facility, terminated our ADS facility on September 18, 2017. Following such termination, we listed our ordinary shares, par value US$0.0001 per share, for trading on NASDAQ Global Select Market in substitution for our ADSs. On September 19, 2017, our ordinary shares began trading on the NASDAQ Global Select Market under the symbol of “SPI”.

Our principal executive office is located at #1128, 11/F, No. 52 Hung To Road, Kwun Tong, Kowloon, Hong Kong S.A.R. Its telephone number is (852) 2291 6020. Our website, which contains additional information about our company, can be accessed at: www.spigroups.com, but that information is not part of this prospectus.

S-4

THE OFFERING

Issuer:	SPI Energy Co., Ltd.

Ordinary shares offered by us pursuant to this prospectus supplement:	3,495,000

Ordinary shares to be outstanding immediately after this offering (1):	22,231,189

Use of proceeds:	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Transfer agent and registrar:	VStock Transfer, LLC

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our ordinary shares, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 4 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

The NASDAQ Global Select Market Symbol:	SPI

(1)       The number of shares of our ordinary shares to be outstanding immediately after this offering is based on 18,736,189 ordinary shares outstanding as of December 2, 2020 and excludes 3,495,000 ordinary shares issuable upon exercise of the investor warrants; up to 98,300 shares that may be issued to the seller, in connection with the Phoenix acquisition; 114,770 ordinary shares to be issued in May 2021 and approximately $10,500,000 of ordinary shares that may be issued, pursuant to the Company’s Equity Incentive Plan adopted in connection with the Phoenix acquisition; 297,227 ordinary shares that may be issued upon conversion of convertible notes; and 557,600 ordinary shares subject to director and employee share options.

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. You should carefully consider the risk factors incorporated by reference to our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 and the other information contained in this prospectus supplement and accompanying base prospectus, as updated by our subsequent filings under the Exchange Act. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

RISKS RELATED TO THE COMPANY’S INVESTMENT IN PHOENIX

The Company’s investment in Phoenix is highly risky. Following are material risks related to the investment.

Phoenix has never been profitable.

Phoenix has a history of losses. For the years 2018, 2017, and 2016, the last years for which audited combined financial statements are available, Phoenix’s losses were $7.7 million, $7.3 million, and $7.7 million, respectively. For 2019, Phoenix’s unaudited combined statement of operations showed a $5.8 million loss, and its combined loss for the seven months ended July 31, 2020 was $2.4 million. The Company might lose its entire investment in Phoenix if Phoenix does not become profitable.

S-5

Electric vehicles is a new industry, so Phoenix’s success cannot be assured.

The electric vehicle (EV) industry in the United States is small by comparison with the traditional automotive vehicle industry. In particular, the medium-duty electric vehicle business, in which Phoenix engages, is comprised of a relatively small number of companies. Unless the use of battery power for medium-duty vehicles gains wide acceptance, Phoenix’s business will become unsustainable. There are a number of obstacles to wide acceptance of Phoenix’s EVs, as follows:

Costs of electric vehicles are high in comparison with those of traditional vehicles powered by internal combustion engines or hybrids.

Phoenix’s EVs will not gain wide acceptance unless Phoenix can reduce manufacturing costs. Prices of Phoenix EVs range from$165,000 to $220,000, whereas prices of comparable traditional vehicles range from approximately $50,000 to $70,000. The cost difference is due to the incremental cost of electric drivetrain, including lithium-ion batteries, motors, inverter and control software, coupled with the relatively low volume of production, leading to higher overheads.

In addition, government subsidies and incentives, including those available in California, are important for the cost-competitiveness of Phoenix’s EVs, and Phoenix’s growth and prospects depend in part on the availability and amounts of these subsidies and incentives. Any reduction, elimination or discriminatory application of government subsidies and incentives because of budgetary challenges, policy changes, the reduced need for such subsidies and incentives due to the perceived success of electric vehicles, or other reasons may impair the cost-competitiveness of Phoenix’s EVs.

The range of Phoenix’s EVs is limited, compared with that of traditional vehicles.

Whereas traditional medium-duty vehicles may travel from 240 to 350 miles before refueling, Phoenix’s EVs have a maximum range of 160 miles and minimum recharging time of five to six hours. Currently, Phoenix’s EVs can be charged only at the owner’s location or select public charging locations using compatible charging equipment, further limiting the EVs to local use. Accordingly, potential customers needing vehicles with longer ranges or quicker turnaround of depleted fuel or electric energy supply may find Phoenix’s products relatively less attractive.

The demand for commercial electric vehicles depends, in part, on the continuation of current trends resulting from dependence on fossil fuels. Extended periods of low diesel or other petroleum-based fuel prices could adversely affect demand for Phoenix’s vehicles, which would adversely affect its business, prospects, financial condition and operating results.

We believe that much of the current and projected demand for commercial electric vehicles results from concerns about volatility in the cost of petroleum-based fuel, the dependency of the United States on oil from unstable or hostile countries, government regulations and economic incentives promoting fuel efficiency and alternative forms of energy, as well as the belief that climate change results in part from the burning of fossil fuels. If the cost of petroleum-based fuel decreased significantly, the outlook for the long-term supply of oil to the United States improves, the government eliminates or modifies its regulations or economic incentives related to fuel efficiency and alternative forms of energy, or if there is a change in the perception that the burning of fossil fuels negatively impacts the environment, the demand for commercial electric vehicles could be reduced, and our business and revenue may be harmed.

Diesel and other petroleum-based fuel prices have been extremely volatile, and we believe this continuing volatility will persist. Lower diesel or other petroleum-based fuel prices over extended periods of time may lower the perception in government and the private sector that cheaper, more readily available energy alternatives should be developed and produced. If diesel or other petroleum-based fuel prices remain at deflated levels for extended periods of time, the demand for commercial electric vehicles may decrease, which would have an adverse effect on our business, prospects, financial condition and operating results.

Phoenix’s growth depends upon the willingness of operators of commercial vehicle fleets to adopt electric vehicles and on its ability to produce, sell, and service vehicles that meet their needs. Operators’ willingness to acquire EV fleets often depends upon the cost to an operator in adopting EV technology, as compared to the cost of traditional vehicle technology.

Phoenix’s growth requires adoption of commercial vehicle operators to adopt EVs for their fleets and on Phoenix’s ability to produce, sell and service vehicles that meet their needs. EVs' use in the medium-duty commercial vehicle market is a relatively new development, particularly in the United States, and is characterized by rapidly changing technologies and evolving government regulation, industry standards, and customer views of the merits of using electric vehicles in their businesses. This process has been slow, as, without including the impact of government or other subsidies and incentives, the purchase prices for Phoenix’s EVs currently is higher than those for diesel-fueled vehicles. The relatively low price of oil has also hurt Phoenix’s over the last few years.

S-6

If the market for commercial electric vehicles does not develop as Phoenix expects, its business, prospects, financial condition and operating results will be impaired.

Phoenix must educate fleet managers regarding the economic benefits that Phoenix believes result over the life of its EVs. Phoenix believes that these benefits depend on the following:

•	the difference in the initial purchase prices of commercial electric vehicles and vehicles with comparable gross vehicle weight powered by internal combustion engines or hybrids, both including the effect of government and other subsidies and incentives designed to promote the purchase of electric vehicles;
•	the total cost of ownership of the vehicle over its expected life, which includes the initial purchase price and ongoing operating and maintenance costs;
•	the availability and terms of financing options for purchases of vehicles and, for commercial electric vehicles, financing options for battery systems;
•	the availability of tax and other governmental incentives to purchase and operate electric vehicles and future regulations requiring increased use of nonpolluting vehicles;
•	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;
•	fuel prices, including volatility in the cost of diesel fuel;
•	the cost and availability of other alternatives to diesel fueled vehicles, such as vehicles powered by natural gas or hybrids;
•	corporate sustainability initiatives;
•	commercial electric vehicle quality, performance and safety (particularly with respect to lithium-ion battery packs);
•	the quality and availability of service for the vehicle, including the availability of replacement parts;
•	the range over which commercial electric vehicles may be driven on a single battery charge;
•	access to charging stations and related infrastructure costs, and standardization of electric vehicle charging systems;
•	electric grid capacity and reliability; and
•	macroeconomic factors.

If, in weighing these factors, operators of commercial vehicle fleets determine that there is no compelling business justification for purchasing commercial EVs, the market for commercial EVs may not develop as, or may develop more slowly than, Phoenix expects which would adversely affect Phoenix’s business, prospects, financial condition and operating results.

Phoenix’s current backlog consists entirely of orders for vehicles with a new drive system and a new chassis, entailing risks of fulfillment delays.

Phoenix is the process of releasing its Generation 3 drive system build, using a new battery supplier (a U.S. domestic company) and a thermal management cooling system. Also, all of Phoenix’s products are built on the Ford E450 chassis. The 2021 model year chassis has changed significantly from the most recent, 2019, chassis, on which Phoenix built its previous years’ products . These changes require Phoenix’s engineering team to update the Generation 3 drive system to be compatible with both the 2019, as well as the 2021 chassis. Delays in deploying this new drive system or adapting to the new chassis would adversely affect production targets, impairing revenue and income expectations for 2021.

Some of Phoenix’s customers require its vehicles to pass Federal Transit Administration “Altoona” testing, and the failure of Phoenix’s vehicles to do so would adversely affect sales and revenue.

Phoenix plans to begin Altoona testing at the end of the first quarter or beginning of the second quarter of 2021 (pending availability for test slots and progress on the Generation 3 drive system); the tests are expected to last between three and six months. Failure to complete testing in this timeframe would adversely affect order fulfillment, as well as future sales, to customers and potential customers that require successful completion of the test program.

All of Phoenix’s current range of products are built on Ford’s E-450 chassis. A decision by Ford to offer an electric version of this chassis, directly, would impact the viability of Phoenix’s current products.

Phoenix currently builds all its products on Ford’s E-450 chassis and is approved by Ford as an ‘electric Qualified Vehicle Modifier.’ Ford does not offer an electric version of this chassis, due to the relatively small market size for medium-duty electric vehicles. As volumes increase, there is a potential risk of Ford’s launching an electric version of Ford’s E-450 chassis directly from the factory, negating the need for Phoenix’s current range of products. Additionally, a shortage in the availability of this chassis would impact Phoenix’s capability to produce and fulfill customer’s orders in a timely manner.

S-7

Phoenix has a limited number of customers, with which Phoenix does not have long-term agreements, and expects that a significant portion of our future sales will be from a limited number of customers. The loss of any of these customers could materially harm Phoenix’s business.

A significant portion of Phoenix’s projected future revenue is expected to be generated from a limited number of customers. Phoenix has no contracts with customers that include long-term commitments that ensure future sales of vehicles. The loss of or a reduction in sales or anticipated sales to Phoenix’s most significant customers would have a material adverse effect on our business, prospects, financial condition and operating results.

Phoenix may face competition from global automotive manufacturers.

Phoenix competes with a number of commercial EV manufacturers, including those such as Chanje Energy and Rivian that are backed by global companies. In addition to Tesla, a number of traditional global automobile manufacturers, including BMW, Ford, General Motors, Mercedes Benz, and Nissan-Renault-Mitsubishi-Toyota, have entered the consumer EV business, and a few, including Tesla and Daimler have begun entry into the commercial EV market. It is possible that others in the consumer EV business, or heavy-duty EV manufacturers, could expand into the medium-duty EV business and compete with Phoenix. In addition, many of the aforementioned companies, along with others, such as Volvo, BYD, Hyundai, Honda, and Fiat participate in the hybrid business, which includes commercial vehicles that may compete with Phoenix. These companies have far greater resources, brand recognition, and distribution channels than Phoenix or the Company does, which could make it difficult for Phoenix to gain widespread market acceptance. There can be no assurance that Phoenix will be able to compete successfully with other market participants, and if Phoenix cannot, then its business could fail.

Phoenix currently has no long-term supply contracts that guarantee pricing, which exposes Phoenix to fluctuations in component, materials, and equipment costs. Substantial increases in these prices would increase operating costs, adversely affecting Phoenix’s business, prospects, financial condition and operating results.

Because Phoenix currently has no long-term supply contracts that guarantee pricing on key components including base chassis and drivetrain components (excluding batteries), Phoenix is exposed to risks of increases in prices of the raw materials, parts, and components, and equipment used in EV production. Substantial increases in such prices would increase our operating costs and could reduce our margins if we cannot recoup the increased costs through increased vehicle prices. Any attempts to increase the announced or expected prices of our vehicles in response to increased costs could be viewed negatively by our customers and could adversely affect our business, prospects, financial condition and operating results. Phoenix has a long-term contract with its current battery supplier, offering pricing guarantees for a three-year period. The contract also stipulates minimum order quantities for the term of the contract.

Phoenix’s business requires highly technically skilled personnel, for whom Phoenix must compete for employment.

Phoenix’s manufacturing and research and development require highly skilled electrical, mechanical, and software engineers. Competition for employment of such individuals is intense, and Phoenix’s ability to attract and retained and retaining them is essential to continuing its business. Growth of Phoenix’s business will depend upon its ability to compete for increasing numbers of such employees, and there can be no assurance that Phoenix will be able to do so.

Phoenix EVs use lithium-ion batteries, which, if not appropriately managed and controlled, have caught fire or released smoke and flames. Such events could result in liability under Phoenix’s warranties, for damage or injury, adverse publicity and a potential safety recall, any of which would hurt Phoenix’s prospects.

The battery packs in Phoenix’s EVs use lithium-ion cells, which, if not appropriately managed and controlled can rapidly release energy by venting smoke and flames that can ignite nearby materials. Highly publicized incidents of laptop computers and cell phones bursting into flames have focused attention on the safety of these cells. These events also have raised questions about the suitability of lithium-ion cells for automotive applications. There can be no assurance that a field failure of Phoenix’s battery packs will not occur, which would damage the vehicle or lead to personal injury or death that subject Phoenix to lawsuits. Furthermore, there is some risk of electrocution if individuals who attempt to repair battery packs do not follow applicable maintenance and repair protocols. Any such damage or injury would likely lead to adverse publicity and potentially a safety recall. Any such adverse publicity could adversely affect Phoenix’s business, prospects, financial condition and operating results.

S-8

RISKS RELATED TO THIS OFFERING

Our ordinary shares may be delisted from the Nasdaq Global Select Market as a result of our failure to meet the Nasdaq Global Select Market continued listing requirements.

Our ordinary shares are currently listed for trading on The NASDAQ Global Select Market. If we remain listed, there are a number of requirements that must be met in order for our ordinary shares to remain listed on The NASDAQ Global Select Market, and the failure to meet any of these listing standards could result in the delisting of our ordinary shares from NASDAQ.

On March 23, 2020, we received a letter from NASDAQ, notifying us that we no longer met the continued listing standards of minimum market value of publicly held shares, or MVPHS, for The NASDAQ Global Select Market, as set forth in the NASDAQ Listing Rule 5450(b)(3)(C) because the market value of our publicly held shares on NASDAQ was below the minimum MVPHS requirement of US$15.0 million.

On April 28, 2020, we received a letter from NASDAQ, notifying us that the minimum bid price of our ordinary shares was below US$1.00 for a period of 30 consecutive business days and we did not meet the minimum bid price requirement set forth in Rule 5450(a)(1) of the NASDAQ Listing Rules. Due to the tolling of compliance period through June 30, 2020, as determined by NASDAQ, we had until December 28, 2020, to regain compliance with NASDAQ’s minimum bid price requirement. On July 15, 2020, we received a notification from NASDAQ that the Company has regained compliance with the minimum bid price requirement.

On October 7, 2020, we received a notification from NASDAQ that the Company has regained compliance with the MVPHS requirement.

If we fail to satisfy NASDAQ Global Select Market’s continued listing requirements and fail to regain compliance on a timely basis, our ordinary shares could be delisted from The NASDAQ Global Select Market. We cannot assure you that we will be able to timely file all required reports or comply with all other NASDAQ Listing Rules at all times in the future, or regain compliance in a timely manner in case of a default and avoid any subsequent adverse action taken by the Listing Qualifications Department, including but not limited to delisting.

Our business and financial results may be materially adversely affected by the current COVID-19 pandemic outbreak.

The pandemic of a novel coronavirus (COVID-19) has resulted in a widespread health crisis that has adversely affected the economies and financial markets worldwide. Government efforts to contain the spread of the coronavirus through lockdowns of cities, business closures, restrictions on travel and emergency quarantines, among others, and responses by businesses and individuals to reduce the risk of exposure to infection, including reduced travel, cancellation of meetings and events, and implementation of work-at-home policies, among others, have caused significant disruptions to the global economy and normal business operations across a growing list of sectors and countries.

Our operating results substantially depend on revenues derived from sales of PV project assets, provision of electricity and our Australian subsidiary’s trading of PV components. As the COVID-19 spread continues, the measures implemented to curb the spread of the virus have resulted in supply chain disruptions, insufficient work force and suspended manufacturing and construction works for solar industry. One or more of our customers, partners, service providers or suppliers may experience financial distress, delayed or defaults on payment, file for bankruptcy protection, sharp diminishing of business, or suffer disruptions in their business due to the outbreak. These preventative measures have also impacted our daily operations. The efforts enacted to control COVID-19 have placed heavy pressure on our marketing and sales activities. Moreover, due to the decrease in prices of crude oil, the demand for solar energy may decrease in the near future. We continue to assess the related risks and impacts the COVID-19 pandemic may have on our business and our financial performance. In light of the rapidly changing situation across different countries and regions, it remains difficult to estimate the duration and magnitude of COVID-19’s impact. Until such time as the COVID-19 pandemic is contained or eradicated and global business return to more customary levels, our business and financial results may be materially adversely affected.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

S-9

We rely on the foreign private issuer exemption for certain corporate governance requirements under the NASDAQ Stock Market Rules, or the NASDAQ Rules, including the majority independent board requirement. This may afford less protection to holders of our ordinary shares.

As a foreign private issuer, we are exempt from certain corporate governance requirements of NASDAQ. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by U.S. domestic issuers under the NASDAQ Rules. The standards applicable to us are considerably different from those applied to U.S. domestic issuers. For instance, we are not required to:

•	have a majority of the board of directors be comprised of independent directors;

•	have a compensation committee that is comprised solely of independent directors;

•	have a nomination and corporate governance committee that is comprised solely of independent directors;

•	have executive compensation be determined by independent directors or a committee of independent directors;

•	have director nominees be selected, or recommended for selection by the board of directors, by independent directors or a committee of independent directors;

•	hold an annual meeting of shareholders no later than one year after the end of our fiscal year-end; and

•	have shareholder approval for private placement of Company’s ordinary shares at a price less than the greater of book or market value which together with sales by officers, directors or Substantial Shareholders of the Company equals 20% or more of ordinary shares or 20% or more of the voting power outstanding before the issuance.

We are not required to, and will not voluntarily meet, these requirements. For example, our board of directors currently consists of five directors, three of whom satisfy the “independence” requirements of Rule 10A-3 under the Exchange Act and Rule 5605 of the NASDAQ Rules. The law of our home country, the Cayman Islands, does not require a majority of our board of directors be composed of independent directors. We intend to follow our home country practice with regard to the composition of the board of directors.

As a result, holders of our ordinary shares may not have the same protection afforded to shareholders of companies that are subject to all of NASDAQ’s corporate governance requirements.

Future sales of our ordinary shares, whether by us or our shareholders, could cause our stock price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell shares of our ordinary shares could also depress the market price of our ordinary shares. A decline in the price of shares of our ordinary shares might impede our ability to raise capital through the issuance of additional shares of our ordinary shares or other equity securities. In addition, the issuance and sale by us of additional shares of our ordinary shares or securities convertible into or exercisable for shares of our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

You will experience immediate dilution in the book value per share of the ordinary shares you purchase.

Because the price per share of our ordinary shares being offered is substantially higher than the book value per share of our ordinary shares, you will suffer substantial dilution in the net tangible book value of the ordinary shares you purchase in this offering. Based on an offering price of $10.02 per share, after deducting estimated offering commissions and expenses, the net tangible book value of one ordinary share as of June 30, 2020 would have been $1.38 per share. If you purchase ordinary shares in this offering, you will suffer dilution of $8.64 per share in the net tangible book value of the ordinary share.

S-10

Securities analysts may not cover our ordinary shares and this may have a negative impact on the market price of our ordinary shares.

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ordinary shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ordinary shares could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our ordinary shares or other securities convertible into or exchangeable for shares of our ordinary shares. We cannot assure you that we will be able to sell our ordinary shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional our ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

The price of our ordinary shares may be volatile or may decline, which may make it difficult for investors to resell our ordinary shares at prices they find attractive.

The trading price of our ordinary shares may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our ordinary shares. Among the factors that could affect our stock price are:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition, and, in particular, further deterioration of asset quality;
•	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;
•	failure to meet analysts’ revenue or earnings estimates;
•	speculation in the press or investment community;
•	strategic actions by us or our competitors, such as acquisitions or restructurings;
•	actions by institutional shareholders;
•	fluctuations in the stock price and operating results of our competitors;
•	general market conditions and, in particular, developments related to market conditions for the financial services industry;
•	proposed or adopted regulatory changes or developments;
•	anticipated or pending investigations, proceedings or litigation that involve or affect us; or
•	domestic and international economic factors unrelated to our performance.

The stock market has experienced significant volatility recently. As a result, the market price of our ordinary shares may be volatile. In addition, the trading volume in our ordinary shares may fluctuate more than usual and cause significant price variations to occur. The trading price of our ordinary shares and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors identified below in “Forward-Looking Statements.”

Accordingly, our ordinary shares that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased, and, similarly, the value of our other securities may decline. Current levels of market volatility are unprecedented. The capital and credit markets have been experiencing volatility and disruption for more than a year. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength.

S-11

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

We have not paid and do not intend to pay dividends on our ordinary shares. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our ordinary shares inception, and do not intend to pay any dividends on our ordinary shares in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your ordinary shares after price appreciation, which may never occur, in order to realize a return on your investment.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $32 million, after deducting the placement agent fees and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2020, and this table should be read in conjunction with the consolidated financial statements incorporated by reference into this prospectus supplement:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance and sale of 3,495,000 ordinary shares at the offering price of $10.02 per share, after deducting placement agent fees and expenses and estimated offering expenses payable by us.

	As of June 30, 2020 (USD ‘000)
	Actual	As adjusted
	(Unaudited and Unreviewed)
Cash and cash equivalents	$3,261	$35,585
Accounts receivable, net	16,945	16,945
Total Current Liabilities	164,734	164,734
Shareholders’ equity:
Ordinary shares, par value $0.0001, 500,000,000 shares authorized, 14,837,469 issued and outstanding and 18,332,469 ordinary shares outstanding, as adjusted, respectively	$1	$2
Additional Paid in Capital	$613,442	$645,765
Accumulated other comprehensive loss	(33,259)	(33,259)
Accumulated deficit	(582,722)	(582,722)
Total shareholders’ equity	$247	$32,571
Total capitalization (1)	$55,247	$87,571

(1) The total capitalization includes the total shareholders’ equity as of June 30, 2020 and the convertible bonds of $55,000,000 as of June 30, 2020.

S-12

DILUTION

If you invest in our ordinary shares in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per ordinary share you will pay in this offering and the as adjusted net tangible book value per share of our ordinary shares after giving effect to this offering. Our historical net tangible book value as of June 30, 2020 was approximately $(7,048,000), or $(0.48) per share. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our ordinary shares outstanding on June 30, 2020.

After giving effect to the assumed sale of our ordinary shares in the aggregate amount of $3,495,000 in this offering at an assumed offering price of $10.02 per share, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of June 30, 2020 would have been approximately $25,276,000, or $1.38 per share. This represents an immediate increase in as adjusted net tangible book value per share of $1.86 to existing stockholders and immediate decrease of $8.64 per share in as adjusted net tangible book value per share to new investors participating in this offering. The following table illustrates this per share dilution to investors participating in this offering:

Offering price per share	$10.02
Net tangible book value per share as of June 30, 2020	$(0.48)
Dilution per share attributable to new investors	$8.64
As adjusted net tangible book value per share after this offering	$1.38
Increase per share to existing investors	$1.86

The above discussion and table are based on 14,837,469 ordinary shares outstanding as of June 30, 2020, which excludes 2,964,000 shares issued September 30, 2020, at $5.40 per share and 934,720 shares issued in respect of the Phoenix acquisition at a value of $10.02 per share.

To the extent that any of our outstanding options or warrants are exercised and any of our outstanding convertible securities are converted, additional options or other awards are issued under our equity incentive plans or we otherwise issue additional ordinary shares in the future at a price less than the offering price, there may be further dilution to new investors purchasing our ordinary shares in this offering.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

We are offering to certain institutional investors, pursuant to this prospectus supplement and the accompanying base prospectus, up to an aggregate of 3,495,000 of our ordinary shares, par value $0.0001 per share, together with warrants to purchase up to an aggregate of 3,495,000 ordinary shares. The material terms and provisions of our ordinary shares are described under the caption “Description of Ordinary Shares” beginning on page 6 of the accompanying prospectus.

The warrants are exercisable for a period of five years from the closing date, at an exercise price of $10.50 per share. The warrants will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The holder will not have the right to exercise any portion of a warrant if the holder, together with its affiliates, would, subject to limited exceptions, beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after the exercise. The holder may elect to decrease or increase this beneficial ownership limitation up to 9.99% upon 61 days’ prior written notice to us.

The warrant holders must surrender payment in cash of the exercise price of the shares being acquired upon exercise of the warrants. If, however, we are unable to offer and sell the shares underlying the warrants pursuant to this prospectus supplement due to the ineffectiveness of the registration statement of which this prospectus supplement is a part, then the warrants may be exercised on a “cashless” basis.

There is no public trading market for the Warrants and we do not intend that the Warrants will be listed for trading on Nasdaq or any other securities exchange or market.

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Ordinary Shares, the holder of a Warrant will not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the Warrant.

S-13

PLAN OF DISTRIBUTION

Maxim Group LLC, Roth Capital Partners, LLC, and Kingswood Capital Markets, division of Benchmark Investments, Inc., which we refer to as the Placement Agents, have agreed to act as the co-placement agents in connection with this offering. The Placement Agents are not purchasing or selling ordinary shares offered by this prospectus supplement, nor are the Placement Agents required to arrange the purchase or sale of any specific number or dollar amount of ordinary shares, but have agreed to use their “reasonable best efforts” to arrange for the sale of all of the ordinary shares offered hereby. We have entered into a securities purchase agreement with the investors pursuant to which we will sell to the investors 3,495,000 of our ordinary shares, in this takedown from our shelf registration statement, together with warrants to purchase an aggregate of 3,495,000 ordinary shares. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We entered into securities purchase agreements directly with investors on December 3, 2020, and we will only sell to investors who have entered into a securities purchase agreements.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement on or about December 7, 2020, subject to customary closing conditions.

We have agreed to pay the Placement Agents a fee equal to the sum of 7% of the aggregate purchase price paid by the investors placed by the Placement Agents. We have also agreed to reimburse the Placement Agents up to $50,000 for the reasonable and accounted fees and expenses of legal counsel.

The following table shows per ordinary share and total cash Placement Agents’ fees we will pay to the Placement Agents in connection with the sale of the ordinary shares pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the ordinary shares offered hereby:

	Per Share	Total
Offering Price	$10.02	$35,019,900
Placement Agents’ Fees	$0.7014	$2,451,393
Proceeds, before expenses, to us	$9.3186	$32,568,507

After deducting certain fees and expenses due to the Placement Agents and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $32 million.

The Company has agreed that, for a period of 12 months from the consummation of the offering (the “Tail Period”), if the Company decides to enter into an offering using an underwriter or placement agent in the U.S., the Company grants the Placement Agents the right of first refusal to act as co-lead managing underwriters and co-lead left book runner or minimally as a co-lead manager and co-lead left book runner and/or co-lead left placement agent with at least 75.0% of the economics (with such economics equally allocated to each of the participating Placement Agents) for any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during the Tail Period by the Company or any subsidiary of the Company.

Indemnification

We have agreed to indemnify the Placement Agents and specified other persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the Placement Agents may be required to make in respect of such liabilities.

The Placement Agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them might be deemed to be underwriting commissions under the Securities Act. As underwriters, the Placement Agents would be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. Under these rules and regulations, the Placement Agents:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution in the securities offered by this prospectus supplement.

S-14

Relationships

The Placement Agents and their affiliates may have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. The Company has engaged Roth Capital Partners, LLC as a non-exclusive financial advisor for 12 months, beginning November 3, 2020. In addition, from time to time, the Placement Agents and their affiliates may effect transactions for their own accounts or the accounts of customers, and hold, on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no current arrangements with the Placement Agents for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC, with a mailing address of 18 Lafayette Place Woodmere, NY 11598.

Listing

Our ordinary shares are quoted on The NASDAQ Global Select Market under the trading symbol “SPI.”

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Loeb & Loeb LLP, New York, New York. Certain legal matters governed by the laws of the Cayman Islands will be passed upon for us by Carey Olsen Hong Kong LLP. Hunter Taubman Fischer & Li LLC, New York, New York, is counsel to the Placement Agents in connection with this offering.

EXPERTS

The consolidated financial statements of SPI Energy Co., Ltd. and subsidiaries as of and for the years ended December 31, 2019, 2018 and 2017 have been incorporated by reference herein and in the registration statement in reliance upon the report of Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in the accounting and auditing.

The audit report covering the December 31, 2019 consolidated financial statements contains an explanatory paragraph that states that the Company’s working capital deficiency, recurring losses from operations and lack of sufficient resources raise substantial doubt about the Company’s ability to continue as a going concern. The audit report refers to a change in method of accounting for leases.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference into this prospectus supplement the filed documents listed below, except as superseded, supplemented or modified by this prospectus supplement:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on June 29, 2020;

•	our Current Reports on Form 6-K filed with the SEC on February 3, 2020, March 16, 2020, March 26, 2020, March 31, 2020, April 30, 2020, September 30, 2020, October 1, 2020, October 6, 2020, October 8, 2020, October 15, 2020, October 28, 2020, November 4, 2020, November 9, 2020, November 13, 2020, and November 25, 2020;

•	the description of our ordinary shares contained in our Registration Statement on Form F-4, as amended, under the Securities Act, as originally filed with the SEC on May 11, 2015, as amended (Registration No. 333-204069) under the heading “Description of Securities” and as incorporated into our Registration Statement on Form 8-A, originally filed with the SEC on January 15, 2016.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus supplement is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

S-15

You may obtain a copy of these filings, without charge, by writing or calling us at:

SPI Energy Co., Ltd.
#1128, 11/F, No. 52 Hung To Road
Kwun Tong
Kowloon
Hong Kong S.A.R.
Attn: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. SPI’s Memorandum and Articles of Association, as amended, provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except that such indemnity shall not extend to any matter in respect of any dishonesty, willful default or fraud.

This provision, however, will not eliminate or limit liability arising under federal securities laws. SPI’s Memorandum and Articles of Association, as amended, do not eliminate its director’s fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited SPI and its shareholders. This provision should not affect the availability of a claim or right of action based upon a director’s fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act with respect to the ordinary shares offered by this prospectus supplement. This prospectus supplement is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our ordinary shares and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus supplement and the accompanying prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

The registration statement may be obtained from the web site that the SEC maintains at http://www.sec.gov. We furnish reports and other information to the SEC. You may read and copy any document we furnish at the website of the SEC referred to above. SPI Energy Co., Ltd.’s file number with the SEC is 001-37678, and we began filing through EDGAR beginning on January 2, 2003.

S-16

ENFORCEMENT OF CIVIL LIABILITIES

We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us, our officers and directors. We have appointed Cogency Global Inc., 10 E. 40th Street, 10th Floor, New York, NY 10016, as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Carey Olsen Hong Kong LLP, our counsel as to Cayman Islands law has advised us that there is uncertainty as to whether the courts of the Cayman Islands would, respectively, (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The Cayman Islands is not a party to any treaties for the reciprocal enforcement or recognition of judgments obtained in the U.S. Courts. As such, there is no available statutory regime in the Cayman Islands by which judgments obtained in the courts of the United States can be enforced or recognized. However, both monetary and non-monetary foreign judgments may be enforceable in the Cayman Islands under common law, if certain conditions are met. A judgment in personam obtained in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Cayman Islands Courts (as an unpaid debt obligation brought in fresh proceedings), provided (i) such judgment is final and conclusive; (ii) such judgment is given by a foreign court of competent jurisdiction; (iii) it imposes a specific positive obligation on the judgment debtor; (iv) the judgment was not obtained by fraud; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

As a matter of public policy, the courts in Cayman Islands will not uphold a foreign judgment if such judgment is repugnant to or contravenes the rules of natural justice of the Cayman Islands system of law, and will also not enforce judgments that relate to the penal laws of another country, which impose punitive damages, or which in general are in respect of taxes, fines or other penalties. Neither will the Cayman Islands Courts enforce a judgment adjudicating in rem on the title to, or the right to possession of, immovable property in the Cayman Islands.

Carey Olsen Hong Kong LLP has informed us that at present, it is uncertain whether the courts of the Cayman Islands may recognize or enforce judgments predicated upon civil liability provisions of the securities laws of the United States, as it is unclear whether the courts of the Cayman Islands will deem such judgments as penal or punitive in nature.

S-17

PROSPECTUS

$100,000,000

SPI ENERGY CO., LTD.

Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Debt Securities
Units

We may offer ordinary shares, par value $0.0001 per share, preferred shares, par value $0.0001 per share, warrants, subscription rights, debt securities and/or units from time to time. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a prospectus supplement. The securities offered by the Registrant pursuant to this prospectus will have an aggregate public offering price of up to $100,000,000.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our ordinary shares are traded on The NASDAQ Global Select Market under the symbol “SPI”.

Our principal offices are located at #1128, 11/F, No. 52 Hung To Road, Kwun Tong, Kowloon, Hong Kong S.A.R. Our telephone number at that address is (852) 2291 6020.

Investing in our securities involves risks. You should consider carefully the risk factors referred to in this prospectus on page 4 and in the applicable supplement to this prospectus before investing in any securities that may be offered.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated September 30, 2020

SPI ENERGY CO., LTD.

i

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements incorporated by reference into this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks discussed under “Risk Factors” on page 4 before making an investment decision.

Unless otherwise stated in this prospectus,

“we,” “us,” “our Company,” “our,” “SPI” or “SPI Energy” refer to SPI Energy Co., Ltd., a Cayman Islands holding company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company became the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time;

“2017,” “2018” and “2019” refers to our fiscal years ended December 31, 2017, 2018 and 2019, respectively;

“ADSs” refers to the American depositary shares, each representing ten ordinary shares, which were listed on the NASDAQ Global Select Market under the symbol of “SPI” between January 19, 2016 and September 18, 2017;

“BT model” refers to our build-and-transfer model;

“EPC” refers to engineering, procurement and construction services;

“EUR” or “Euro” refers to the legal currency of the countries comprising the euro area;

“IPP model” refers to our independent power producer model;

“PV” refers to photovoltaic;

“Redomicile Merger” refers to the redomicile of Solar Power, Inc. to the Cayman Islands through a merger with and into a wholly-owned subsidiary of SPI Energy Co., Ltd., which was completed on January 4, 2016;

“Shares” or “ordinary shares” refers to our ordinary shares, par value $0.0001 per share;

“SPI California” refers to Solar Power, Inc., a company incorporated under the laws of California;

“U.K.” refers to the United Kingdom;

“U.S.” refers to the United States of America;

“U.S. dollar” or “$” refers to the legal currency of the United States of America; and

“watt” or “W” refers to the measurement of total electrical power, where “kilowatt” or “kW” means one thousand watts, “megawatt” or “MW” means one million watts and “gigawatt” or “GW” means one billion watts.

1

Overview

We are a global provider of PV solutions for business, residential, government and utility customers and investors. We provide a full spectrum of EPC services to third party project developers, as well as develop, own and operate solar projects that sell electricity to the grid in multiple countries, including the U.S., the U.K., Greece, Japan and Italy. Prior to 2014, we were primarily engaged in providing EPC services to developers in the U.S. We were also engaged in the development, manufacture and marketing of a variety of PV modules, the key components of solar parks that convert sunlight into electricity, and balance-of-system components, including our in-house brand. We have discontinued our manufacturing business and liquidated our research and development function. Beginning in 2014, we expanded our global project development business by ramping up our portfolio of global solar projects, including projects that we plan to hold in the long term and derive electricity generation revenue from our independent power producer model, or IPP model, and projects that we plan to sell in the future when we are presented with attractive opportunities under our build-and-transfer model, or BT model. We grow our project portfolio primarily through acquisitions and act as a secondary developer for the projects which are under construction or in pipeline upon acquisition. Solar projects in our current portfolio include projects at all stages of development, including projects in operation, projects under construction and projects in pipeline.

For our EPC service business, the scope of our work encompasses engineering design procurement of technical components from PV module and panel manufacturers and contracting of construction and installation, which reaches both upstream and downstream along the spectrum of the solar business value chain. Our rigorous design and supply chain management as well as construction quality control enable us to design, build and deliver world-class solar system configurations with components that can work optimally together.

For our global project development business, as of June 29, 2020, we had completed a series of acquisitions of solar projects that were in operation, consisting of (i) 26.6 MW of projects in Greece, acquired in December 2014 for a total consideration of $79.330 million including the rights to be awarded up to 360MW EPC contracts, (ii) 4.3 MW of projects in Italy, acquired in February 2015 for a total consideration of $11.8 million, (iii) 1.082 MW, 1.988 MW and 4.4MW of projects in Greece, acquired in December 2017, March 2019 and November 2019 respectively, for a total consideration of EUR 12.88 million ($14.46 million), (iv) 0.2744 MW of projects in Japan, acquired in July 2017 for a total consideration of JPY 110 million ($ 0.98 million) and (v) a total of 15.77 MW DC of projects in the state of Oregon, US, acquired in August, September 2019 and April 2020 respectively for a total consideration of $1.3 million.

From January 2019 to December 31, 2019, we sold 1 solar project in Japan (1.99MW) to a third party at the consideration of $9.56 million, which has been recognized as revenue accordingly. On September 26, 2019, we sold Sun Roof II comprised of three rooftop solar projects totaling 1.83 MW, and Sun Roof V with1 MW rooftop solar project in Italy at the consideration of EUR4.3 million. On March 16, 2020, we sold Sun Roof I, a 479 kWp rooftop solar project located in Italy at the consideration of EUR1.1 million before transaction fees. After the sale of Sun Roof II, Sun Roof V and Sun Roof I, the Company currently owns only 1 PV asset with a capacity of 0.993 MW in Italy.

As of the date of this Registration Statement, we are constructing an aggregate of 19.636 MW of projects in the U.S. under our BT model. We anticipate that the U.S. project will be connected to the grid in 2021.

We had 10.24MW of projects in announced pipeline as of June 29, 2020. We expect to complete the acquisition of, or commence permitting processes for, our projects in announced pipeline as soon as practicable. We believe these new additions, combined with our existing project portfolio, demonstrate our broad geographic reach and established presence across key solar markets and mitigate country-specific risks.

Crypto Mining Hosting

In early 2018, we launched www.umining.io, a turnkey solution offering global crypto-mining hosting, training, sales, and repair services. As of December 31, 2019, we had 2 pilot mining sites in Canada and the U.S. We continue to look for potential investments to increase our mining capacity by the end of 2020.

2

Hemp and CBD Business

In September 2019, we launched our newly established hemp and CBD business. We have executed a management services agreement with the Native American Agricultural Company (“NAAC”) to cultivate hemp in the Navajo Nation; and obtained licenses from the Navajo Nation to engage in lab testing, cultivation, processing, wholesale distribution, and retail sales of hemp. In January 2020, we completed the installation of our cannabidiol extraction and milling equipment at an approximately 25,000-sqft facility in Orange Cove, Fresno County in California. The newly installed CBD processing equipment is designed to enable the production of Hemp dry flower and Pre-roll, CBD crude oil, distillate, and isolate, serving the growers in California. The pre-production test runs of its CBD crude oil extraction and Hemp try flower and Pre-roll production process and quality control review have been completed. Currently, the Company is taking the orders from customers.

Business of Alfalfa and Other Related Agriculture Products

In May 2019, we announced to explore agriculture business for productions, sales or marketing of alfalfa and other related agriculture products in Arizona. Knight Holding Corporation, our subsidiary, is focused on becoming one of the largest global providers of alfalfa hay and other forage types. With China’s increasing demand for American alfalfa hay, we have recognized the importance of exporting to the Asia market. Committing ourselves to successfully becoming a major supplier of alfalfa, we have established a processing facility in Tonopah, Arizona. Our alfalfa pressing facility sits in the center of the Harquahala Valley, located in Western Maricopa County, Arizona.

The Company was incorporated in the Cayman Islands on May 4, 2015 for the sole purpose of effectuating the redomicile of the Company’s predecessor, Solar Power, Inc., a California corporation (“SPI California”). The redomicile was approved by the shareholders of SPI California on May 11, 2015, pursuant to which one share of common stock of SPI California held by the shareholders was converted into one SPI Energy’s ordinary share. On January 4, 2016, SPI California completed the redomicile, whereby SPI California merged with and into a wholly-owned subsidiary of the Company and the holders of SPI California’s common stock received ADS representing ordinary shares of the Company. Between January 19, 2016 and September 18, 2017, our ADSs were listed on the NASDAQ Global Select Market under the symbol of “SPI”. The Bank of New York Mellon, the depositary bank for the ADS facility, terminated our ADS facility on September 18, 2017. Following such termination, we listed our ordinary shares, par value US$0.0001 per share, for trading on NASDAQ Global Select Market in substitution for our ADSs. On September 19, 2017, our ordinary shares began trading on the NASDAQ Global Select Market under the symbol of “SPI”.

Our principal executive office is located at #1128, 11/F, No. 52 Hung To Road, Kwun Tong, Kowloon, Hong Kong S.A.R. Its telephone number is (852) 2291 6020 . Our website, which contains additional information about our company, can be accessed at: www,spigroups.com, but that information is not part of this prospectus.

The Securities We May Offer

We may use this prospectus to offer up to $100,000,000 of:

•   ordinary shares;

•   preferred shares;

•   warrants;

•   subscription rights;

•   debt securities; and

•   units, which may consist of any combination of the above securities.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

3

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•	the risks described in our Annual Report on Form 20-F for our fiscal year ended December 31, 2019 on file with Securities and Exchange Commission (the “SEC”), which is incorporated by reference into this prospectus; and

•	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell from time to time up to $100,000,000 of any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document.

4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the documents incorporated by reference herein) contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this report are forward-looking statements. These forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “believe,” “is/are likely to” or other similar expressions. The forward-looking statements included in this report relate to, among others:

•	our goals and strategies;

•	our future business development, financial condition and results of operations;

•	our ability to execute any of our business strategies;

•	an inability to realize expected benefits of the restructuring within the anticipated time frame, or at all;

•	changes in tax law, tax treaties or tax regulations or the interpretation or enforcement thereof, including taxing authorities not agreeing with our assessment of the effects of such laws, treaties and regulations; and

•	such other risk factors as may be discussed in our reports filed with the SEC.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, we cannot assure you that our expectations will turn out to be correct. Our actual results could be materially different from our expectations.

The forward-looking statements made in this prospectus (including the documents incorporated by reference herein) relate only to events or information as of the date on which the statements are made in this prospectus. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

5

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by the Company will be used for general corporate purposes, which may include additions to working capital, capital expenditures, financing of acquisitions and other business combinations, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares can be found in our Registration Statement on Form F-4, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the SEC on May 11, 2015 (Registration No. 333-204069) under the heading “Description of Securities” and as incorporated into the Company’s Form 8-A, filed with the SEC on January 15, 2016, as subsequently amended on January 15, 2016, September 18, 2017 and November 7, 2017, which description is incorporated by reference herein. See “Incorporation of Certain Information by Reference.”

DESCRIPTION OF PREFERRED SHARES

SPI’s Memorandum and Articles of Association, as amended, authorizes SPI’s Board of Directors to establish one or more series of preferred shares with such designation, number of shares of the series, rights and preferences as may be determined from time to time by its Board of Directors. Accordingly, SPI’s Board of Directors is empowered, without action by its shareholders, to issue preferred shares to the extent of available authorized but unissued shares. The preferred shares could be utilized as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares. Although SPI does not currently intend to issue any preferred shares, SPI cannot assure you that it will not do so in the future.

As of the date of this prospectus, there are no outstanding preferred shares of any series.

The material terms of any series of preferred shares that we offer, together with any material Hong Kong S.A.R. or United States federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

6

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Hong Kong S.A.R. or United States federal income tax consequences;

•	the antidilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

7

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material Hong Kong S.A.R., or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of ordinary shares at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

8

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable Hong Kong S.A.R., or United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture. For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

Neither indenture limits the amount of debt securities which may be issued. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

9

•	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system; and

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount. Hong Kong S.A.R., or United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

10

Senior Debt

We may issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•	the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

11

Covenants

Under the terms of the indenture, we covenant, among other things:

•	that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;

•	that so long as any offered debt securities are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee and holders of the offered debt securities all interim and annual financial information required to be furnished or filed with the SEC pursuant to Section 13 and 15(d) of the Exchange Act of 1934, as amended, (the “Exchange Act”), and with respect to the annual consolidated financial statements only, a report thereon by our independent auditors;

•	that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;

•	that we will deliver to the trustee written notice of any event of default, with the exception of any payment default that has not given rise to a right of acceleration under the indenture;

•	that we will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, which may affect the covenants or the performance of the indenture or the offered debt securities;

•	that we will do or cause to be done everything necessary to preserve and keep in full force and effect our corporate existence and the corporate, partnership or other existence of certain of our subsidiaries whose preservation is determined to be desirable by our Board of Directors and material to the holders;

•	that we will, and we will cause each of our subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings;

•	that in the event we are required to pay additional interest to holders of our debt securities, we will provide notice to the trustee, and where applicable, the paying agent, of our obligation to pay such additional interest prior to the date on which any such additional interest is scheduled to be paid; and

•	that we will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the indenture.

12

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

•	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

•	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

•	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

•	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

•	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

•	waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

13

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

14

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee.

15

The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

16

DTC as Depository

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the debt security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the trustee and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

17

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or trustee, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, trustee, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company or trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its debt securities purchased or tendered, through its Participant, to the trustee, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant’s interest in the debt securities, on DTC’s records, to the trustee. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the trustee’s DTC account.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to the Company or trustee. Under such circumstances, in the event that a successor depository is not obtained, debt security certificates are required to be printed and delivered.

The Company may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more ordinary shares, preferred shares, warrants, debt securities or any combination of such securities.

18

PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $100,000,000.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The NASDAQ Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

19

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us and the Selling Shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or their affiliates.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

20

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Each series of offered securities, other than the ordinary shares which are listed on The NASDAQ Global Select Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will offer and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

21

EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee and FINRA fees, are estimated.

SEC registration fee		$12,980.00
FINRA fees		$15,500.00
Transfer agent’s fees and expenses	$	*
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

*       To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

22

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on June 29, 2020;

•	the description of our ordinary shares contained in our Registration Statement on Form F-4, as amended, under the Securities Act, as originally filed with the SEC on May 11, 2015, as amended (Registration No. 333-204069) under the heading “Description of Securities” and as incorporated into our Registration Statement on Form 8-A, originally filed with the SEC on January 15, 2016;

•	any Form 20-F, 10-K, 10-Q or 8-K filed with the SEC after the date of this prospectus and prior to the termination of this offering of securities (except to the extent such reports are furnished but not filed with the SEC); and

•	any Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to Xiaofeng Peng, Chief Executive Officer; #1128, 11/F, No. 52 Hung To Road, Kwun Tong, Kowloon, Hong Kong S.A.R. The telephone number at our executive office is (852) 2291 6020.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

23

INDEMNIFICATION

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. SPI’s Memorandum and Articles of Association, as amended, provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except that such indemnity shall not extend to any matter in respect of any dishonesty, willful default or fraud.

This provision, however, will not eliminate or limit liability arising under federal securities laws. SPI’s Memorandum and Articles of Association, as amended, do not eliminate its director’s fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited SPI and its shareholders. This provision should not affect the availability of a claim or right of action based upon a director’s fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

24

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to legal matters of United States federal securities and New York State law. The validity of the ordinary shares offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Carey Olsen Hong Kong LLP.

EXPERTS

The consolidated financial statements of SPI Energy Co., Ltd. and subsidiaries as of and for the years ended December 31, 2019, 2018 and 2017 have been incorporated by reference herein and in the registration statement in reliance upon the report of Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in the accounting and auditing.

The audit report covering the December 31, 2019 consolidated financial statements contains an explanatory paragraph that states that the Company’s working capital deficiency, recurring losses from operations and lack of sufficient resources raise substantial doubt about the Company’s ability to continue as a going concern. The audit report refers to a change in method of accounting for leases.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be obtained at the SEC’s website at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and SPI Energy Co., Ltd., reference is made to the registration statement.

SPI Energy Co., Ltd. furnishes reports and other information to the SEC. You may read and copy any document we furnish at the website of the SEC referred to above. SPI Energy Co., Ltd.’s file number with the SEC is 001-37678, and we began filing through EDGAR beginning on January 2, 2003.

25

ENFORCEMENT OF CIVIL LIABILITIES

We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us, our officers and directors.

We have appointed Cogency Global Inc., 10 E. 40th Street, 10th Floor, New York, NY 10016, as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Carey Olsen Hong Kong LLP , our counsel as to Cayman Islands law has advised us that there is uncertainty as to whether the courts of the Cayman Islands would, respectively, (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The Cayman Islands is not a party to any treaties for the reciprocal enforcement or recognition of judgments obtained in the U.S. Courts. As such, there is no available statutory regime in the Cayman Islands by which judgments obtained in the courts of the United States can be enforced or recognized. However, both monetary and non-monetary foreign judgments may be enforceable in the Cayman Islands under common law, if certain conditions are met. A judgment in personam obtained in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Cayman Islands Courts (as an unpaid debt obligation brought in fresh proceedings), provided (i) such judgment is final and conclusive; (ii) such judgment is given by a foreign court of competent jurisdiction; (iii) it imposes a specific positive obligation on the judgment debtor; (iv) the judgment was not obtained by fraud; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

As a matter of public policy, the courts in Cayman Islands will not uphold a foreign judgment if such judgment is repugnant to or contravenes the rules of natural justice of the Cayman Islands system of law, and will also not enforce judgments that relate to the penal laws of another country, which impose punitive damages, or which in general are in respect of taxes, fines or other penalties. Neither will the Cayman Islands Courts enforce a judgment adjudicating in rem on the title to, or the right to possession of, immovable property in the Cayman Islands.

Carey Olsen Hong Kong LLP has informed us that at present, it is uncertain whether the courts of the Cayman Islands may recognize or enforce judgments predicated upon civil liability provisions of the securities laws of the United States, as it is unclear whether the courts of the Cayman Islands will deem such judgments as penal or punitive in nature.

26

3,495,000 Ordinary Shares

And

Warrants to Purchase up to 3,495,000 Ordinary Shares

SPI ENERGY CO., LTD.

Prospectus Supplement

Co-Placement Agents

MAXIM GROUP LLC	ROTH CAPITAL PARTNERS	KINGSWOOD CAPITAL MARKETS division of Benchmark Investments, Inc.

December 3, 2020